Exhibit 10.59

This Instrument prepared by

and when recorded return to:

Geoffrey M. White

Frost Brown Todd

400 W. Market Street

Suite 3200

Louisville, Kentucky 40202

DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT

NOTE: COLLATERAL IS OR INCLUDES FIXTURES

-i-

Article 3.	LIMITED EXCULPATION	30

3.1	Limited Exculpation	30

-ii-

INDEX OF DEFINED TERMS

Page

Award	9
Bankruptcy Law	25
Borrower	1
Collateral	13
Condemnation Restoration	10
Debtor	14
Deed of Trust	1
Default	24
EDA	3
ERISA	20
Event of Default	24
Final Maturity Date	3
Guarantor	22
Impositions	9
Income	19
Indebtedness	3
IRC	20
Land	1
Lease	19
legal fees or Reasonable Attorneys’ Fees	34
Lender	1
Loan Documents	4
Make Whole Payment	7
Net Award	10
Net Proceeds	7
Note	3
PACE Financing	16
Permitted Exceptions	3
Property	1,13
Reasonable Attorneys’ Fees	4
Restoration	7
Secondary Market Transaction	33
Secured Party, or Borrower, as Debtor	15
Tenant	19

-iii-

THIS DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT (this “Deed of Trust”) is made and entered into as of August 30, 2017, from riverbend concord properties i  LLC, a North Carolina limited liability company (“Borrower”), whose address is 204 West Newberry Road, Bloomfield, Connecticut 06002 to CHICAGO TITLE INSURANCE COMPANY, a Florida corporation  (“Trustee”), whose address is 200 S. Tryon Street, Suite 800, Charlotte, North Carolina 28202, for the benefit of 40|86 Mortgage Capital, Inc., a Delaware corporation (“Lender”), whose address is 535 North College Drive, Carmel, Indiana 46032;

W I T N E S S E T H:

FOR AND IN CONSIDERATION OF THE PREMISES, the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, and in order to secure the Indebtedness (as hereinafter defined) and other obligations of Borrower hereinafter set forth, Borrower does hereby grant, bargain, sell, convey, mortgage, assign, transfer, pledge and set over and confirm unto Trustee and the successors and substitutes of Trustee forever, IN TRUST WITH POWER OF SALE, for the benefit and security of Lender all of the following (collectively referred to as the “Property”):

1.All those tracts or parcels of land located in the City of Concord,  Cabarrus County, State of North Carolina, as more particularly described in Exhibit A, attached hereto and incorporated herein by this reference (the “Land”).

2.All buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land, and all gas and electric fixtures, radiators, pipes, heaters, furnaces, engines and machinery, escalators, boilers, ranges, elevators, motors, plumbing and heating fixtures, carpeting and other floor coverings, fire extinguishers and any other safety equipment, washers, dryers, water heaters, mirrors, mantels, air conditioning apparatus (including, without limitation humidity control equipment), refrigeration plants, refrigerators, cooking apparatus and appurtenances, window screens, awnings and storm sashes, alarm devices of any type, automatic sprinkler systems, carpet, cabinets and shelving, partitions, paneling, and wall covering, and windows of every type, which are or shall be attached to the Land or said buildings, structures, or improvements and all other fixtures, machinery, equipment, furniture, furnishings, appliances, vehicles, building supplies and materials, books and records, chattels, inventory, accounts, farm products, consumer goods, general intangibles and personal property of every kind and nature whatsoever (other than personal property which may be or deemed to be toxic or Hazardous Materials, as defined in that certain Environmental Indemnity Agreement regarding the Property, dated of even date herewith) now or hereafter owned by Borrower and located in, on, or about, or used or intended to be used with or in connection with the use, operation, or enjoyment of the Property, including all extensions, additions, improvements, betterments, after-acquired property, renewals, replacements and substitutions, and proceeds from a sale of any of the foregoing, and all right, title and interest of Borrower in any such fixtures, machinery, equipment, furniture, furnishings, appliances, vehicles, and goods to become fixtures, and personal property subject to or covered by any prior security agreement, conditional sales contract, chattel mortgage or similar lien or claim, together with the benefit of any deposits or payments now or hereafter made by Borrower or on behalf of Borrower, all tradenames, trademarks, servicemarks, logos and goodwill which in any way are now owned by Borrower or are now owned or hereafter acquired by Borrower and which relate or pertain to the Property; and all inventory, accounts, chattel paper, documents, equipment, fixtures, farm products, consumer goods and general intangibles constituting proceeds acquired with cash proceeds of any of the property described hereinabove, all of which are hereby declared and shall be deemed to be fixtures and accessions to the Land and a part of the Property as between the parties hereto and all persons claiming by, through or under them, and which shall be deemed to be a portion of the security for the Indebtedness and to be secured by this Deed of Trust, excluding, however, all business or trade fixtures, equipment, and personal property owned by present and future tenants at the Property;

3.All easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, shrubs, crops, trees, and timber now or hereafter located on the Land or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, minerals, royalties, easements, privileges, liberties, tenements, hereditaments and appurtenances, reversion and reversions, remainder and remainders whatsoever, in any way belonging, relating or appertaining to the Property or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Borrower;

4.All present and future income, rents, issues, profits and revenues of the Property from time to time accruing (including, without limitation, all payments under leases or tenancies, unearned premiums on any insurance policy carried by Borrower for the benefit of Lender and/or the Property, tenant security deposits, escrow funds and all awards or payments, including interest thereon and the right to receive same, growing out of or as a result of any exercise of the right of eminent domain, including the taking of any part or all of the Property or payment for alteration of the grade of any street upon which said Property abuts, or any other injury to, taking of or decrease in the value of said Property to the extent of all amounts which may be owing on the Indebtedness at the date of receipt of any such award or payment by Borrower, and the Reasonable Attorneys’ Fees (as hereinafter defined), costs and disbursements incurred by Lender in connection with the collection of such award or payment), and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law or in equity, of Borrower of, in and to the same; reserving only the right to Borrower to collect the same as long as no Event of Default as defined in Paragraph 2.1 shall have occurred together with all Termination Amounts (as defined in Paragraph 1.3 of that certain Assignment of Leases and Rents made by Borrower, dated of even date herewith);

5.Subject to Paragraph 1.3 hereof, all insurance proceeds, contracts, permits, licenses, plans or intangibles now or hereafter dealing with, affecting or concerning the Property, including, without limitation, all rights accruing to Borrower from any and all contracts with all contractors, architects, engineers or subcontractors relating to the construction of improvements on or upon the Property, including payment, performance and/or materialmen’s bonds and any other related choses in action; and

6.All grants or incentive payments received by Borrower pursuant to Borrower’s rights under that certain Economic Development Agreement dated as of February 28, 2014 with the City of Concord, North Carolina relating to the Property (the “EDA”).

TO HAVE AND TO HOLD the Property and all parts, rights, members, and appurtenances thereof, for the use, benefit and behoof of the Trustee and his/her sucessors or substitute in this trust and to his/her or their sucessors or substitutes in trust for the use and benefit of Lender and the successors and assigns of Lender, IN FEE SIMPLE forever; and Borrower covenants that Borrower is lawfully seized and possessed of the Property as aforesaid, and has good right to convey and mortgage the same, that the same are unencumbered except as to those matters expressly set forth in Exhibit B, attached hereto and incorporated herein by this reference (the “Permitted Exceptions”), and that Borrower does warrant and will forever defend the title thereto against the claims of all persons whomsoever, except as to the Permitted Exceptions.

This Deed of Trust is given to secure the payment of the following in such manner as Lender in its sole discretion shall determine (collectively referred to as the “Indebtedness”):

1.The debt evidenced by that certain Promissory Note dated of even date herewith made by Borrower and payable to the order of Lender in the original principal amount of $12,150,000 (together with any and all renewals, extensions, substitutions, modifications and consolidations, the “Note”).  The final maturity date (“Final Maturity Date”) of the Note is September 1, 2027.

2.Any and all additional advances made by Lender to protect or preserve the Property or the security title or interest created hereby on the Property, or for taxes, assessments or insurance premiums as hereinafter provided, or for performance of any of Borrower’s obligations hereunder, or for any other purpose provided herein or in the other Loan Documents (as hereinafter defined) (whether or not the original Borrower remains the owner of the Property at the time of such advances), provided, however, nothing herein shall be deemed to obligate Lender to make any such advances;

3.Any and all other indebtedness now owing or which may hereafter be owing by Borrower to Lender, now existing or hereafter coming into existence however and whenever incurred or evidenced, whether express or implied, direct or indirect, absolute or contingent or due or to become due and all renewals extensions substitutions modifications and consolidations thereof; and

1.Any and all obligations and covenants of Borrower under any other document, instrument or agreement now or hereafter evidencing, securing or otherwise relating to the Note secured hereby (the Note, this Deed of Trust, that certain Assignment of Leases and Rents, that certain Environmental Indemnity Agreement, any Escrow Agreement or Holdback Agreement, that certain Borrower’s Affidavit, each of the foregoing being dated of even date herewith, the UCC-1 Financing Statements, and any amendments or modifications thereto or replacements or substitutions thereof and all of such other documents, instruments and agreements are hereinafter sometimes referred to collectively as the “Loan Documents”), and all costs of collection, including Reasonable Attorneys’ Fees.  As used herein, the phrase “Reasonable Attorneys’ Fees” shall mean fees charged by attorneys selected by Lender based upon such attorneys’ then prevailing hourly rates as opposed to any statutory presumption specified by any statute then in effect in the state where the Property is located.

Provided, always, and it is the true intent and meaning of the parties, that when Borrower shall pay or cause to be paid to Lender, its successors or assigns, all the Indebtedness according to the conditions and agreements of the Note and of this Deed of Trust and shall keep, perform and observe all of the covenants, obligations and agreements contained in the Loan Documents, all without delay, as required thereunder and hereunder, then this Deed of Trust shall cease, terminate and be null and void; otherwise this Deed of Trust shall remain in full force and effect.

Article 1.ACOVENANTS, WARRANTIES AND AGREEMENTS

Borrower hereby further covenants and agrees with Lender as follows:

1.1Payment of Indebtedness, Covenants and Warranties.

Borrower will pay the Note according to the terms thereof and will pay all other sums now or hereafter secured hereby at the time and in the manner provided under the Note, this Deed of Trust, any instrument evidencing a future advance and any other Loan Document and Borrower will otherwise perform, comply with and abide by each and every stipulation, agreement, condition and covenant contained in the Note, this Deed of Trust and every other Loan Document and any other agreement with respect to the Property to which Borrower is a party.

Borrower shall protect, indemnify and hold Lender harmless from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs, and expenses (including, without limitation, Reasonable Attorneys’ Fees and court costs) imposed upon or incurred by Lender by reason of this Deed of Trust or in exercising, performing, enforcing, or protecting its rights, title, or interests set forth herein, and any claim or demand whatsoever which may be asserted against Lender by reason of any alleged obligation or undertaking to be performed or discharged by Lender under this Deed of Trust and including any claims of Lender’s negligence or strict liability, but excluding Lender’s willful misconduct or gross negligence.  In addition, Borrower covenants and agrees that it shall:

(1)not initiate, join in or consent to any change in any covenant, easement, or other public or private restriction, limiting or defining the uses which may be made of the Property, or any part thereof, without Lender’s prior written consent;

(2)not take any action or fail to take any action which will result in any lien or encumbrance upon the Property or any imposition affecting the Note or this Deed of Trust; and

(3)indemnify and hold Lender harmless from any and all costs, damages or liabilities resulting from, arising out of, or related to, the creation or existence of liens, impositions or encumbrances (other than the Permitted Encumbrances) by or against Borrower or Borrower’s predecessor in title, or the Property.

1.2Taxes, Liens and Other Charges.

A.In the event of the passage of any law, order, rule or regulation subsequent to the date hereof, in any manner changing or modifying the taxation of mortgages or security agreements or debts secured thereby or the manner of collecting taxes so as to affect Lender adversely, Borrower shall promptly pay any such tax on or before the due date thereof.  If Borrower fails to make such prompt payment or if, in the opinion of Lender, any such law, order, rule or regulation prohibits Borrower from making such payment or would penalize Lender if Borrower makes such payment or if, in the opinion of Lender, the making of such payment might result in the imposition of interest beyond the maximum amount permitted by applicable law, then the entire balance of the Indebtedness secured by this Deed of Trust and all accrued interest thereon shall, at the option of Lender, become immediately due and payable.

B.Borrower shall pay, at least five  (5) days before delinquency, all taxes, levies, license fees, permit fees, liens, judgments, assessments and all other expenses, fees and charges (in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen) of every character whatsoever now or hereafter levied, assessed, confirmed or imposed on, or with respect to, or which may be a lien upon, the Property, or any part thereof, or any estate, right, or interest therein, or upon the rents, issues, income or profits thereof, or incurred in connection with the Note, the Indebtedness or any of the Loan Documents, and all premiums on policies of insurance covering, affecting, or relating to the Property, as required pursuant to Paragraph 1.3 hereof, and Borrower shall submit to Lender such evidence of the due and punctual payment of all such taxes, assessments, insurance premiums and other fees and charges as Lender may require.

C.Borrower shall not suffer any mechanic’s, materialmen’s, laborer’s, statutory or other lien to be created, filed of record or to remain outstanding upon all or any part of the Property and shall remove the same within thirty (30) days.  Notwithstanding the foregoing, Borrower shall have the right to contest in good faith and with all diligence the existence, amount or validity of any such liens, provided (i) Borrower complies with all requirements of any such contest, (ii) Borrower places adequate security, satisfactory to Lender, with Lender as part of the appeal process, and (iii) Borrower gives prior written notice of its intent to contest to Lender.

1.3Insurance.

A.Borrower shall, at its expense, procure for, deliver to and maintain for the benefit of Lender until the Indebtedness is fully repaid, original, fully paid insurance policies (or if such policy is a “blanket” policy which includes land, improvements, personalty, or income other than the Property or income derived from the Property, a certified copy of such blanket policy and an original certificate from the insurer evidencing the allocation of coverage to the Property and the income from the Property), providing the following types of insurance relating to the Property, issued by insurance companies with a Best’s rating of “A” or better and an FSC rating of X or better, in such amounts, in such form and content and with such expiration dates as are approved by Lender, in Lender’s sole discretion, such policies to provide that the insurer shall give Lender at least thirty (30) days’ prior written notice of cancellation, amendment, non-renewal or termination, in the manner provided for the giving of notices under Paragraph 4.5 hereof and to provide that no act done or omission by the insured shall invalidate or diminish the insurance provided to Lender and, except for liability policies, to contain a standard mortgagee clause satisfactory to Lender.

[1]“Special Perils” or “All Risks” form of property insurance insuring against all risks of physical loss, including, without limitation, fire, extended coverage, vandalism, malicious mischief, earthquake, wind, flood and collapse, insuring to the extent of the full replacement cost of the improvements on the Property without deduction for depreciation, either without co-insurance requirements or with agreed amount endorsement attached and having a deductible of no more than $50,000.00 per occurrence.

[2]General liability insurance covering all liabilities incident to the ownership, possession, occupancy and operation of the Property and naming Lender as an additional insured thereunder, having limits of not less than $1,000,000 each accident, $1,000,000 each person, and $2,000,000.00 property damage, and having a deductible of no more than $50,000.00 per occurrence.  Lender reserves the right to require increased coverage under this Subparagraph [2].

[3]Rent or business interruption insurance against loss of income arising out of any hazard against which the Property is required to be insured under Subparagraph 1.3A[1] above, in an amount not less than twelve (12) months’ gross rental income from the Property.

[4]Flood hazard insurance, if the Property is in an area which is, at any time during the term of this Deed of Trust, identified by the Secretary of Housing and Urban Development or the Federal Emergency Management Agency as having special flood or mud slide hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, as amended;

[5]Boiler and machinery insurance;

[6]If applicable, worker’s compensation insurance; and

[7]Such other insurance with respect to the Property or any replacements or substitutions therefor, in such amounts as may from time to time be required by Lender, against other insurable casualties which at the time are commonly insured against in the case of properties of similar character.

B.Borrower covenants and agrees that Lender is hereby authorized and empowered, at its option, to adjust, compromise or settle any loss under any insurance policies maintained pursuant hereto, and to collect and receive the proceeds from any policy or policies.  Each insurance company is hereby authorized and directed to make payment for all such losses directly to Lender, instead of to Borrower and Lender jointly.  In the event any insurance company fails to disburse directly and solely to Lender but disburses instead either solely to Borrower or to Borrower and Lender jointly, Borrower agrees immediately to endorse and transfer such proceeds to Lender.  Upon the failure of Borrower to endorse and transfer such proceeds as aforesaid, Lender may execute such endorsements or transfers for and in the name of Borrower, and Borrower hereby irrevocably appoints Lender as its agent and attorney-in-fact to do so.  After deducting from said insurance proceeds all of its expenses incurred in the collection and administration of such sums, including Reasonable Attorneys’ Fees, Lender may apply the net proceeds (“Net Proceeds”) or any part thereof, at its sole option [i] to a prepayment of the Note without Make Whole Payment (as defined in the Note) or penalty (unless an Event of Default then exists), [ii] to the repair and/or restoration of the Property, upon such conditions as Lender may determine, and/or [iii] for any other purposes or objects for which Lender is entitled to advance funds under this Deed of Trust, all without reducing or impairing the lien of this Deed of Trust or any obligations secured hereby.  Any balance of the Net Proceeds then remaining shall be paid to Borrower or any other person or entity lawfully entitled thereto.  Lender shall not be obligated to see to the proper application of any amount paid over to Borrower and shall not be held responsible for any failure to collect any insurance proceeds due under the terms of any policy, regardless of the cause of such failure.

Notwithstanding the provisions of Paragraph 1.3B of this Deed of Trust, Lender shall release the Net Proceeds to Borrower for reimbursement of the costs of repair, rebuilding, or restoration of the improvements to the Property to as good or better condition as such improvements were in immediately prior to any casualty on account of which the Net Proceeds are paid (the “Restoration”), provided that such net proceeds shall be released upon the following conditions which must be fulfilled to the satisfaction of Lender, in Lender’s sole discretion:

(a)Lender shall have determined that the improvements on the Property can be restored to as good or better condition as such improvements were in immediately prior to the casualty on account of which the Net Proceeds were paid;

(b)Lender shall have determined that the Net Proceeds, together with any funds paid by Borrower to Lender, shall be sufficient to complete the Restoration;

(c)No Default and no Event of Default shall then exist;

(d)Such casualty shall have occurred more than twelve months prior to the Final Maturity Date;

(e)No Lease shall have been terminated or modified, or be subject to termination as a result of such casualty prior to the completion of the Restoration within the timeframes required under the Leases, and no rent shall have been abated or shall be subject to abatement unless such rent is fully covered by rent loss or business interruption insurance; and

(f)Lender shall have approved the plans and specifications to be used in connection with the Restoration and shall have received written evidence, satisfactory to Lender, that such plans and specifications have been approved by all governmental and quasi-governmental authorities having jurisdiction and by all other persons or entities required to approve such plans and specifications.

Net Proceeds in excess of the amount necessary to complete the Restoration shall, at the option of Lender, be applied to the outstanding Indebtedness, in such order as Lender may determine in its sole discretion without Make Whole Payment (so long as no Event of Default then exists).

If, within a reasonable period of time after the occurrence of any casualty, Borrower shall not have submitted to Lender, and received Lender’s approval of plans and specifications for the Restoration or shall not have obtained approval of such plans and specifications from all governmental authorities and other persons and entities whose approval is required, or if Borrower shall fail to commence promptly such Restoration, or if thereafter Borrower fails to carry out diligently such Restoration or is delinquent in the payment to mechanics, materialmen or others for the costs incurred in connection with such Restoration, or if Lender determines that any other condition of this Paragraph is not satisfied within a reasonable period of time after the occurrence of any such loss or damage, then in addition to all other rights herein set forth, at Lender’s option (x) Lender may declare that an Event of Default has occurred and/or (y) Lender may dispose of the Net Proceeds as provided in this Paragraph 1.3B without Make Whole Payment and/or (z) Lender, or any lawfully appointed receiver of the Property may, but shall not be obligated to, perform or cause to be performed such Restoration and may take such other steps as they deem advisable to carry out such Restoration, and may enter upon the Property for any of the foregoing purposes, and Borrower hereby waives, for itself and all others holding under it, any claim against Lender and such receiver (other than a claim based upon the alleged gross negligence or intentional misconduct of Lender or any such receiver) arising out of anything done by them or any of them pursuant to this Paragraph 1.3B and Lender may, in its discretion apply any insurance proceeds held by it to reimburse itself and/or such receiver for all amounts expended or incurred in connection with the performance of such Restoration, including Reasonable Attorneys’ Fees, and any excess costs shall be paid by Borrower to Lender and Borrower’s obligation to pay such excess costs shall be secured by the lien of this Deed of Trust and, if not paid within five (5) days of invoice, shall bear interest at the Default Rate (as defined in the Note), until paid.

C.At least five  (5) days prior to the expiration date of each policy maintained pursuant to this Paragraph 1.3, a renewal or replacement thereof satisfactory to Lender shall be delivered to Lender.  Borrower shall deliver to Lender receipts evidencing the full payment of premiums for all such insurance policies and renewals or replacements.  The delivery of any insurance policies hereunder shall constitute an assignment of all unearned premiums as further security hereunder.  In the event of the foreclosure of this Deed of Trust or any other transfer of title to the Property in extinguishment or partial extinguishment of the Indebtedness, all right, title and interest of Borrower in and to all insurance policies maintained pursuant to this Paragraph 1.3 then in force shall belong to the foreclosure purchaser and Lender is hereby irrevocably appointed by Borrower as attorney-in-fact for Borrower to assign any such policy to said purchaser, without accounting to Borrower for any unearned premiums therefor.

1.4Monthly Deposits.  Borrower shall deposit monthly with Lender, concurrently with each regular monthly Loan payment, or at Lender’s option, with an escrow agent designated by Lender, whose fee shall be paid by Borrower, until the Indebtedness is fully repaid, such sum or sums determined by Lender in its sole discretion to be sufficient to pay, at least thirty (30) days before due, all taxes, assessments, insurance premiums and similar charges (“Impositions”) with respect to the Property.  Said deposits shall be held by Lender or such escrow agent free of any liens or claims on the part of creditors of Borrower and as part of the security of Lender, to be used by Lender to pay the Impositions as the same accrue and are due and payable.  Nothing contained herein shall cause Lender to be deemed a trustee as to said deposits.  Said deposits may be commingled with the general funds of Lender and no interest shall be payable thereon.  If said funds are insufficient to pay the Impositions in full, as the same become payable, Borrower will deposit with Lender such additional sum or sums as may be required.  Nothing contained herein shall cause Lender to be obligated to pay any amounts in excess of the amount of funds deposited with Lender pursuant to this paragraph.  Should Borrower fail to deposit with Lender sums sufficient to pay in full the Impositions at least thirty (30) days before the date when due, Lender, at Lender’s election, but without any obligation so to do, may advance any amounts required to make up the deficiency, and any amounts so advanced shall be deemed part of the Indebtedness secured by the Loan Documents and shall bear interest at the Default Rate.  Upon any Event of Default under this Deed of Trust or the Note or any other Loan Document, Lender may, at its option, apply any money in the fund resulting from said deposits to the payment of the Indebtedness in such manner as it may elect.  In the event of a foreclosure of this Deed of Trust, the purchaser of the Property shall succeed to all the rights of Borrower in and to such deposits.  The collection of such deposits by Lender shall not relieve Borrower of any of the obligations of Borrower under Paragraph 1.2 or 1.3 or any other provision of this Deed of Trust, and unless Lender is grossly negligent, under no circumstances shall Lender be liable for failure to make any payment on behalf of Borrower, including, without limitation, payments of taxes, assessments or insurance premiums.

1.5Condemnation.  If all or any material portion (as determined by Lender in Lender’s commercially reasonable discretion) of the Property shall be damaged or taken through condemnation (which term when used in this Deed of Trust shall include any damage or taking by any governmental or quasi-governmental authority and any transfer or grant by private sale made in anticipation of or in lieu thereof), either temporarily or permanently, then the entire Indebtedness shall, at the option of Lender, become immediately due and payable without Make Whole Payment (so long as no Event of Default then exists) and without notice to Borrower or any other person or entity.  Promptly upon learning of the institution or the proposed, contemplated or threatened institution of any condemnation proceeding, Borrower shall notify Lender of the pendency of such proceedings, and no settlement respecting awards in such proceedings shall be effected without the consent of Lender.  Lender shall be entitled to receive all compensation, awards, proceeds and other payments or relief relating to or payable as a result of such condemnation (“Award”), and any failure by Borrower to immediately deliver any Award received directly by Borrower to Lender shall constitute an immediate Event of Default under Paragraph 2.1 of this Deed of Trust, without any notice or cure periods.  Lender is hereby authorized, at its option, to commence, appear in and prosecute, in its own or in the name of Borrower, any action or proceeding relating to any condemnation, and to settle or compromise any claim in connection therewith.  All such compensation, awards, damages, claims, rights of action and proceeds and the right thereto are hereby assigned by Borrower to Lender.  If Lender does not elect to declare the entire Indebtedness immediately due and payable, as provided above, then Lender, after deducting from said condemnation proceeds all of its expenses incurred in the collection and administration of such sums, including, without limitation, Reasonable Attorneys’ Fees, may apply the net award (“Net Award”) or any part thereof, at its option, [i] to a prepayment of the Note, without Make Whole Payment (unless an Event of Default then exists), [ii] to the repair and/or restoration of the Property upon such conditions as Lender may determine, and/or [iii] for any other purposes or objects for which Lender is entitled to advance funds under this Deed of Trust, all without reducing or impairing the lien of this Deed of Trust or any obligations secured hereby.  Any balance of such moneys then remaining shall be paid to Borrower or any other person or entity lawfully entitled thereto.  Lender shall not be obligated to see to the proper application of any amount paid over to Borrower.  Borrower agrees to execute such further assignment of any compensation, awards, damages, claims, rights of action and proceeds as Lender may require.  If, prior to the receipt by Lender of such award or proceeds, the Property shall have been sold on foreclosure of this Deed of Trust, or as a result of other legal action relating to this Deed of Trust or the Note, Lender shall have the right to receive such award or proceeds to the extent of any unpaid Indebtedness following such sale, with legal interest thereon, whether or not a deficiency judgment on this Deed of Trust or the Note shall have been sought or recovered, and to the extent of Reasonable Attorneys’ Fees, costs and disbursements incurred by Lender in connection with the collection of such award or proceeds.

Notwithstanding the provisions of the immediately preceding paragraph of this Paragraph 1.5, Lender shall release the Net Award paid to it for any taking of a portion of the Property to Borrower for reimbursement of the costs of restoration of the Property and the improvements thereon to as good or better condition as existed immediately prior to such taking, to the extent possible in light of the taking (“Condemnation Restoration”), provided that the Net Award shall be released upon the following conditions which must be fulfilled to the satisfaction of Lender in Lender’s sole discretion:

(a)Lender shall have determined that the Property and the improvements thereon can be restored to as good or better condition as existed immediately prior to such taking, taking into account diminution of the Property as a result of such taking;

(b)Lender shall have determined that the Net Award, together with any funds paid by Borrower to Lender, shall be sufficient to complete the Condemnation Restoration;

(c)No Default and no Event of Default shall then exist;

(d)Such taking shall have occurred more than twenty-four months prior to the Final Maturity Date;

(e)No Lease shall have been terminated, or be subject to termination as a result of such condemnation and no rent shall have been abated or shall be subject to abatement unless such rent is fully covered by rent loss or business interruption insurance; and

(f)Lender shall have approved the plans and specifications to be used in connection with the Condemnation Restoration and shall have received written evidence, satisfactory to Lender, that such plans and specifications have been approved by all governmental and quasi-governmental authorities having jurisdiction and by all other persons or entities required to approve such plans and specifications.

Net Award in excess of the amount necessary to complete the Condemnation Restoration shall, at the option of Lender, be applied to the outstanding Indebtedness, in such order as Lender may determine in its sole discretion without Make Whole Payment (so long as no Event of Default then exists).

If, within a reasonable period of time after the occurrence of any such taking, Borrower shall not have submitted to Lender, and received Lender’s approval of, plans and specifications for the Condemnation Restoration or shall not have obtained approval of such plans and specifications from all governmental authorities and other persons and entities whose approval is required, or if Borrower shall fail to commence promptly such restoration, or if thereafter Borrower fails to carry out diligently such Condemnation Restoration or is delinquent in the payment to mechanics, materialmen or others for the costs incurred in connection with such Condemnation Restoration, or if Lender determines that any other condition of this Paragraph 1.5B is not satisfied within a reasonable period of time after the occurrence of any such taking, then in addition to all other rights herein set forth, at Lender’s option (x) Lender may declare that an Event of Default has occurred and/or (y) Lender may dispose of such Net Award as provided above in this Paragraph 1.5 and/or (z) Lender, or any lawfully appointed receiver of the Property may, but shall not be obligated to, perform or cause to be performed such Condemnation Restoration and may take such other steps as they deem advisable to carry out such Condemnation Restoration, and may enter upon the Property for any of the foregoing purposes, and Borrower hereby waives, for itself and all others holding under it, any claim against Lender and such receiver (other than a claim based upon the alleged gross negligence or intentional misconduct of Lender or any such receiver) arising out of anything done by them or any of them pursuant to Paragraph 1.5 and Lender may, in its discretion apply any such Net Award held by it to reimburse itself and/or such receiver for all amounts expended or incurred in connection with the performance of such Condemnation Restoration, including Reasonable Attorneys’ Fees, and any excess costs shall be paid by Borrower to Lender and Borrower’s obligation to pay such excess costs shall be secured by the lien of this Deed of Trust and, if not paid within five (5) days of invoice, shall bear interest at the Default Rate, until paid.

1.6Care of Property.

A.Borrower shall keep all improvements of any kind now or hereafter erected on the Land or any part thereof in good condition and repair, shall not commit or suffer any waste, and shall not do or suffer to be done anything which would or could increase the risk of fire or other hazard to the Property or any part thereof or which would or could result in the cancellation of any insurance policy carried with respect to the Property.

B.Borrower shall not remove, demolish or materially alter, enlarge or materially change any structure or other improvement located on the Land without Lender’s consent, nor shall any new improvements be constructed on the Property without Lender’s consent, provided however, Lender has approved a lease, the work to be performed thereunder shall also be approved.  Borrower shall not remove or permit to be removed from the Land any fixture, personal property or part of the Property without the consent of Lender, except where authorized by any lease approved by Lender where such items are the property of tenant or appropriate replacements are immediately made which are free of any lien, security interest or claim superior to that of this Deed of Trust and which have a value and utility at least equal to the value and utility of the fixture or personal property removed, which replacement shall, without further action, become subject to the lien of this Deed of Trust.

C.Without otherwise limiting the Borrower’s covenant not to commit or permit waste, Borrower shall not (i) remove or permit the removal of sand, gravel, topsoil or timber, (ii) engage in pit operations, (iii) use or permit the use of the Property as a land fill or dump, (iv) burn or bury or permit the storage, burning or buying of any material or product which will result in contamination by Hazardous Materials of the Property or the groundwater or which will require the issuance of a permit by the Environmental Protection Agency or any state or local government agency governing the issuance of hazardous or toxic waste permits, or (v) request or permit a change in zoning or land use classification.

D.Subject to the rights of tenants, Lender or its representative is hereby authorized to enter upon and inspect the Property at all reasonable times upon prior notice to Borrower.  Notwithstanding the foregoing, Lender shall not be required to give notice upon the occurrence of an Event of Default or in the event of an emergency.

E.Borrower will perform and comply promptly with, and cause the Property to be maintained, used and operated in accordance with, any and all [i] present and future laws, ordinances, rules, and regulations, and requirements of every duly constituted governmental or quasi-governmental authority or agency applicable to Borrower or the Property, including without limitation, all applicable federal, state and local laws pertaining to air and water quality, hazardous waste, waste disposal, air emissions and other environmental matters, all zoning and other land use matters, and rules, regulations and ordinances of the United States Environmental Protection Agency and all other applicable federal, state and local agencies and bureaus; [ii] similarly applicable orders, rules and regulations of any regulatory, licensing, accrediting, insurance underwriting or rating organization or other body exercising similar functions; [iii] similarly applicable duties or obligation of any kind imposed under any Permitted Exception, or otherwise by law, covenant, condition, agreement or easement, public or private; [iv] policies of insurance at any time in force with respect to the Property; [v] present and future handicap and disability compliance laws and regulations, including but not limited to, all standards and requirements specified under Title III of the Americans with Disabilities Act and all applicable accessibility guidelines and any other regulations promulgated thereunder; and [vi] the terms and conditions of any other financing secured by a lien on all or any part of the Property.  If Borrower receives any notice that Borrower or the Property is in default under or is not in compliance with any of the foregoing, or notice of any proceeding initiated under or with respect to any of the foregoing, Borrower will promptly furnish a copy of such notice to Lender.

F.If all or any part of the Property shall be damaged by fire or other casualty, Borrower shall give immediate written notice thereof to Lender and, subject to Paragraph 1.3B, shall promptly restore the Property to the equivalent of its original condition; and if a part of the Property shall be damaged through condemnation, Borrower shall, subject to Paragraph 1.5, promptly restore, repair or alter the remaining portions of the Property in a manner satisfactory to Lender.  In the event all or any portion of the Property shall be damaged or destroyed by fire or other casualty or by condemnation, Borrower shall, subject to Paragraph 1.3 and/or Paragraph 1.5 as applicable, promptly deposit with Lender a sum equal to the amount by which the estimated cost of the restoration of the Property, as determined by Lender, exceeds the actual net insurance or condemnation proceeds received by Lender in connection with such damage or destruction.

1.7Security Agreement.

[1]With respect to the machinery, apparatus, equipment, fittings, fixtures, building supplies and materials, articles of personal property, chattels, chattel paper, documents, inventory, accounts, water rights, farm products, consumer goods and general intangibles owned by Borrower and referred to or described in the granting clauses of this Deed of Trust or owned by Borrower and in any way connected with the use and enjoyment of the Property, including any personal property or fixtures included within the definition of the term “Property” (other than any personal property which may be now or hereafter deemed to be toxic or Hazardous Materials) whether now owned or hereafter from time to time acquired, together with all substitutions, replacements, additions, attachments, accessories and all of the rents, issues, income, revenues, security deposits and profits derived from the Property (collectively referred to as the “Collateral”), this Deed of Trust is hereby also made and declared to be a security agreement encumbering each and every item of such property comprising a part of the Collateral, in compliance with the provisions of the Uniform Commercial Code as enacted in the state where the Property is located, and Borrower hereby grants Lender a security interest in all such Collateral.  The remedies for any violation of the covenants, terms and conditions of the security agreement contained in this Deed of Trust shall include, but not be limited to those [i] prescribed herein, or [ii] prescribed by general law, or [iii] prescribed by the specific statutory provisions now or hereafter enacted and specified in said Uniform Commercial Code, all at Lender’s sole election.  Borrower and Lender agree that the filing of any such financing statement or statements in the records normally having to do with personal property shall not in any way affect the agreement of Borrower and Lender that everything used in connection with the production of income from the Property or adapted for use therein or which is described or reflected in this Deed of Trust is, and at all times and for all purposes and in all proceedings, both legal or equitable, shall be, regarded as part of the real estate conveyed hereby regardless of whether any such item is physically attached to the improvements, serial numbers are used for the better identification of certain items capable of being thus identified in an exhibit to this Deed of Trust, or any such item is referred to or reflected in any such financing statement or statements so filed at any time.  Similarly, the mention in any such financing statement or statements of the rights in and to [A] the proceeds of any insurance policy, or [B] any award in eminent domain proceedings for a taking or for loss of value, or [C] Borrower’s interest as landlord in any present or future Lease or sublease or rights to income growing out of the use and/or occupancy of the Property, whether pursuant to a tenant Lease of space in the Property or otherwise, shall not in any way alter any of the rights of Lender as determined by this Deed of Trust or affect the priority of Lender’s security interest granted hereby or by any other recorded document, it being understood and agreed that such mention in such financing statement or statements is solely for the protection of Lender in the event any court shall at any time hold with respect to the foregoing clauses [A], [B], or [C] of this sentence, that notice of Lender’s priority of interest, to be effective against a particular class of persons, must be filed in the Uniform Commercial Code records.  Said security interest shall attach thereto as soon as Borrower obtains any interest in any of the Collateral and before the Collateral becomes fixtures or before the Collateral is installed or affixed to other collateral for the benefit of Lender, to secure the Indebtedness, and all other sums and charges which may become due hereunder or thereunder.  The security interest held by Lender shall cover cash and non-cash proceeds of the Collateral, but nothing contained herein shall be construed as authorizing, either expressly or by implication, the sale or other disposition of the Collateral by Borrower, which sale or other disposition is hereby expressly prohibited without the Lender’s prior written consent, or as otherwise provided herein.  No personal property or business equipment owned by any Tenants (as hereinafter defined) holding under Borrower is included within this Deed of Trust, except to the extent of Borrower’s landlord’s lien with respect thereto.  Notwithstanding the foregoing, (i) Collateral specifically excludes all trade or business fixtures, equipment, and personal property owned by tenants of the Property, and (ii) it is recognized that Borrower’s rights in certain of the Collateral are subject to the rights of tenants to utilize the same for the term of their leases.

In the Event of Default under this Deed of Trust, Lender, pursuant to said Uniform Commercial Code, shall have the option of proceeding as to both real and personal property in accordance with its rights and remedies in respect of the real property, in which event the default provisions of the Uniform Commercial Code shall not apply.  The parties agree that, in the event Lender elects to proceed with respect to the Collateral separately from the real property, the requirement of the Uniform Commercial Code as to reasonable notice of any proposed sale or disposition of the Collateral shall be met if such notice is mailed to the Borrower, as hereinafter provided, at least five (5) days prior to the time of such sale or disposition.  Borrower agrees that, without the prior written consent of Lender, Borrower will not remove or permit to be removed from the real property hereby conveyed, any of the Collateral unless the same is replaced immediately with unencumbered Collateral of a quality and value equal or superior to that which it replaces.  All such replacements, renewals and additions shall become and be immediately subject to the security interest of this Deed of Trust and be covered thereby.  Borrower warrants and represents that all Collateral now is, and that all replacements thereof, substitutions therefor or additions thereto will be, free and clear of liens, encumbrances or security interests of others, except as to the Permitted Exceptions.

B.Borrower warrants that [i] Borrower’s (that is, “Debtor’s”) name, identity, and principal place of business are as referred to in the first paragraph of this Deed of Trust, [ii] Borrower (that is, “Debtor”) has been using or operating under said name and identity without change since April 28, 2017, and [iii] the location of all tangible collateral is upon the Land.  Borrower covenants and agrees that Borrower will furnish Lender with notice of any change in the matters addressed by clauses [i] or [iii] of this Subparagraph 1.7B within thirty (30) days of the effective date of any such change, and Borrower will promptly execute any financing statements or other instruments deemed necessary by Lender to prevent any filed financing statement from becoming misleading or losing its perfected status.

C.Some of the items of Collateral described herein are goods that are or are to become fixtures related to the real estate described herein, and it is intended that, as to those goods, this Deed of Trust shall be effective as a financing statement filed as a fixture filing from the date of its filing for record in the real estate records of the county in which the Land is located.  Information concerning the security interest created by this instrument may be obtained from the Lender, as “Secured Party,” or Borrower, as “Debtor,” at their respective mailing addresses set out in Paragraph 4.5 hereof.

D.Borrower further covenants and agrees that all of the Collateral shall be owned by Borrower and shall not be the subject matter of any lease or other instrument, agreement or transaction whereby the ownership or beneficial interest thereof or therein shall be held by any person or entity other than Borrower, except to the extent Lender consents in writing to any lease of any of such property, which consent may be withheld or delayed in Lender’s sole discretion; nor shall Borrower create or cause to be created any security interest covering any such property, other than [i] the security interest created herein in favor of Lender, [ii] the rights of Tenants lawfully occupying the Property pursuant to Leases approved by Lender, and [iii] the Permitted Exceptions.

E.Borrower hereby authorizes Lender to file such financing statements, amendments and continuations to financing statements and take such other steps are as determined by Lender, in its sole discretion, to be necessary to perfect any of the liens and security interests created herein, including the filing of financing statements with the Secretary of State in the state of Borrower’s formation and the filing of fixture filings in any location where goods which are or are to become fixtures or timber to be cut or as extracted minerals are located.

1.8Subrogation.  To the full extent of the Indebtedness, Lender is hereby subrogated to the liens, claims and demands, and to the rights of the owners and holders of each lien, claim, demand and other encumbrance on the Property which is paid or satisfied, in whole or in part, out of the proceeds of the Indebtedness, and the respective liens, claims, demands and other encumbrances shall be, and each of them is hereby, preserved and shall pass to and be held by Lender as additional collateral and further security for the Indebtedness, to the same extent they would have been preserved and would have been passed to and held by Lender had they been duly and legally assigned, transferred, set over and delivered unto Lender by assignment, notwithstanding the fact that any instrument providing public notice of the same may be satisfied and canceled of record.

1.9Transfer of the Property; Secondary Financing.

A.The identity and expertise of Borrower were and continue to be material circumstances upon which Lender has relied in connection with, and which constitute valuable consideration to Lender for, extending the Indebtedness to Borrower, and any change in such identity or expertise could materially impair or jeopardize the security for the payment of the Indebtedness.  Borrower covenants and agrees with Lender, as part of the consideration for extending the Indebtedness to Borrower, that without Lender’s prior written consent, Borrower shall not, voluntarily or by operation of law:  [i] sell, transfer, convey, pledge, encumber, assign or otherwise hypothecate or dispose of, all or any part of the Property or any interest therein whether or not as collateral security for any other obligation of Borrower (other than replacements of Collateral in the ordinary course of business); [ii] if Borrower or Guarantor is a limited liability company, corporation, partnership, trust, or other entity sell, transfer, encumber or otherwise dispose of voting control or more than fifty percent (50%) of the financial interest in Borrower or Guarantor or change their manager, managing member, or general partners; nor [iii] cause or permit any junior encumbrance or lien to be placed on the Property or other security for the Indebtedness, including, without limitation, any lien securing any assessment, bond, loan, financing, or other debt incurred pursuant to “property assessed clean energy,” “special energy financing district,” or similar provisions of applicable law (“PACE Financing”).  Any purported transaction in violation of the foregoing shall be void and shall entitle Lender to declare the entire Indebtedness immediately due and payable without notice or demand.  Such consent may be given or withheld by Lender in its sole discretion and may be conditioned upon payment to Lender of a fee for processing the request for consent and other administrative costs incurred in connection therewith, and/or an increase in the rate of interest on the unpaid balance of the Indebtedness to a then current market rate, and/or a change in the term of the Note, and/or other changes in the terms of the Loan Documents, all of which Borrower hereby agrees are reasonable conditions to the approval of any such transfer.  In all events, if Lender consents to any such sale, transfer, conveyance, pledge, encumbrance, assignment, hypothecation or disposition, at the option of Lender the manager of the Property, if any, shall remain the same before and after the transfer and the transferee shall be a creditworthy person or entity of sound financial reputation.

B.The consent by Lender to any sale, transfer, conveyance, pledge, encumbrance, assignment, creation of a security interest in or other hypothecation or disposition of the Property or the beneficial interests of Borrower shall not be deemed to constitute a novation of the Indebtedness or a consent to any further sale, transfer, pledge, encumbrance, creation of a security interest or other hypothecation or disposition, or a waiver of Lender’s right, at its option, to exercise its remedies for Event of Default, without notice to or demand upon Borrower or to any other person or entity upon any such sale, transfer, pledge, encumbrance, creation of a security interest in or other hypothecation, or disposition to which Lender shall not have consented.  Should Borrower transfer, assign, convey, sell, mortgage or hypothecate the property described herein, or any interest therein, either legal or equitable, without the prior written consent of Lender, Lender shall have the right to immediately accelerate all sums due under the Note secured hereby and demand immediate payment thereof.  Such transfer without Lender’s prior written consent shall be an Event of Default hereunder and shall enable Lender to exercise any and all remedies herein.

C.Notwithstanding the provisions of Paragraph 1.9(a) of this Deed of Trust, Lender shall consent on two and only two occasions during the term of the Note to a transfer of all the interests of Borrower in the Property provided that there has occurred no Event of Default hereunder (whether or not subsequently cured), and provided further that the following conditions are satisfied, as determined by Lender in its sole discretion:

(a)Lender shall have approved in writing the experience, managerial ability, and reputation of the transferee;

(b)The transferee must be a single entity and a single purpose entity.  Any requests for approval of multiple transferees are subject to the approval or disapproval of Lender in its sole discretion and, if approved, shall be subject to such fees as Lender requires, in its sole discretion, to compensate Lender for the cost of servicing a loan with multiple obligors;

(c)Borrower shall have paid to Lender, prior to such transfer, a sum-equal to one-half percent (1/2%) of the unpaid principal balance of the Note at the time of the first transfer and a sum equal to one percent (1%) of the unpaid principal balance of the Note at the time of the second transfer, together with any accrued interest at the time of such transfer together with all other fees or costs that are outstanding, as a consent fee and not as a partial prepayment of the principal balance of the Note;

(d)Borrower shall have reimbursed Lender for all costs of any attorney, surveyor, appraiser, inspection, investigation, travel, lodging, document preparation, and any other costs incurred by Lender in reviewing such transfer and in completing the same in accordance herewith, whether or not the transfer actually closes;

(e)The transferee approved by Lender shall have assumed the obligations of Borrower under the Note, this Deed of Trust, and the other Loan Documents, and shall have executed such instruments, certificates, and other documents, in form and substance satisfactory to Lender in its sole discretion, as specified by Lender, to accomplish and to evidence such assumption;

(f)The transferee and its principals shall have executed such instruments, certificate and other documents, in form and substance satisfactory to Lender in its reasonable discretion, as specified by Lender, to make such transferee and its principals liable for the nonrecourse carve outs set forth in Paragraph 14 of the Note (including a Guaranty Agreement to be executed by such principals) and the obligations set forth in that certain Environmental Indemnity Agreement of even date herewith;

(g)The transferee and its principals shall have provided Lender with any and all materials reasonably requested by Lender to process the Loan assumption in accordance with Lender’s requirements;

(h)Borrower shall have performed any and all maintenance to the Property necessary to maintain the Property and improvements thereto in a good state of repair, prior to such transfer;

(i)The transferee shall be of a creditworthy nature based upon Lender’s customary underwriting standards in effect at the time of such transfer, including but not limited to, net worth and cash flow requirements as applied to borrowers for new loans in the amount of the Note, and which are secured by property substantially similar to the Property;

(j)Lender shall have approved the form and content of current estoppel certificates from (i) all Tenants leasing 10% or more of the net leasable area of the Property and  (ii) Tenants leasing at least 70% of the remaining occupied square footage in the Property;

(k)Borrower shall have given Lender thirty (30) days prior written notice of its intent to transfer the Property;

(l)Borrower shall provide Lender with an endorsement to Lender’s title policy insuring the continued first priority of this Deed of Trust subsequent to the transfer; and

(m)The transferee shall have provided Lender with UCC-3 Financing Statements with respect to all of Lender’s UCC Financing Statements, showing the transferee as debtor.

1.10Limit on Interest.  If from any circumstances whatsoever, fulfillment of any provision of this Deed of Trust, the Note or any other Loan Document, at the time performance of such provision shall be due shall involve exceeding the limit on interest presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then Lender may, at its option [i] declare the entire Indebtedness secured hereby, including accrued interest and interest at the Default Rate, if any and all other sums owing, immediately due and payable without Make Whole Payment, [ii] reduce the obligations to be fulfilled to such limit on interest, or [iii] apply the amount that would exceed such limit on interest to the reduction of the outstanding principal balance of the Note, and not to the payment of interest, with the same force and effect as though Borrower had specifically designated such sums to be so applied to principal and Lender had agreed to accept such extra payment(s) as a premium-free prepayment, so that in no event shall any exaction be possible under the Note or Deed of Trust, that is in excess of the applicable limit on interest.  It is the intention of Borrower and Lender not to create any obligation in excess of the amount allowable by applicable law.  The provisions of this paragraph shall control every other provision of this Deed of Trust, and any provision of the Loan Documents in conflict with this Paragraph 1.10.

1.11Performance by Lender of Defaults by Borrower.  Borrower covenants and agrees that, if it shall Default in the payment of any tax, lien, assessment, or charge levied or assessed against the Property; in the payment of any utility charge, whether public or private; in the payment of any insurance premium; in the procurement of insurance coverage and the delivery of the insurance policies required hereunder; or in the performance or observance of any other covenant, condition or term of this Deed of Trust, then Lender, at its option, but without obligation and without notice, may pay, perform or observe the same, and all payments made or costs incurred by Lender in connection therewith shall be secured hereby and shall be, upon demand, immediately repaid by Borrower to Lender with interest thereon, from the date such payment is made or expense is incurred by Lender to the date Lender is reimbursed therefor, at the Default Rate.  Lender shall be the sole judge of the legality, validity and priority of any such tax, lien, assessment, charge, claim and premium, of the necessity for any such actions and of the amount necessary to be paid in satisfaction thereof.  Lender is hereby empowered to enter and to authorize others to enter upon the Property or any part thereof for the purpose of performing or observing any such defaulted covenant, condition or term without thereby becoming liable to Borrower or any person in possession of any portion of the Property holding under Borrower.  Borrower expressly acknowledges and agrees, however, that notwithstanding anything contained in this Paragraph 1.11 to the contrary, Lender shall not be obligated under this Paragraph 1.11 to incur any expense or to perform any act whatsoever.  Borrower further acknowledges that no performance by Lender of Borrower’s obligations shall cure Borrower’s Default or release Borrower from those or any other obligations under this Deed of Trust.  Borrower hereby indemnifies Lender against any and all costs (including Reasonable Attorneys’ Fees), liabilities or damages, arising from or in any way related to the performance of Borrower’s obligations by Lender.

1.12Assignment of Leases and Rents.

A.As additional collateral and to further secure the Indebtedness and other obligations of Borrower, Borrower does hereby absolutely, presently and irrevocably assign, grant, transfer, and convey to Lender, its successors and assigns, all of Borrower’s right, title, and interest in, to, and under all leases, subleases, tenant contracts, rental agreements, franchise agreements, management contracts, construction contracts and other contracts, licenses and permits, map approvals and conditional use permits, whether written or oral, now or hereafter affecting all or any part of the Property, and any agreement for the use or occupancy of all or any part of the Property which may have been made heretofore or which may be made hereafter, including any and all extensions, renewals, and modifications of the foregoing and guaranties of the performance or obligations of any tenants thereunder, and all other arrangements of any sort resulting in the payment of money to Borrower or in Borrower becoming entitled to the payment of money for the use of the Property or any part thereof whether such user or occupier is tenant, invitee, or licensee (all of the foregoing referred to collectively as the “Leases” and individually as a “Lease”, and said tenants, invitees, and licensees are referred to collectively as “Tenants” and individually as “Tenant” as the context requires), which Leases cover all or portions of the Property; together with all of Borrower’s right, title, and interest in and to all income, rents, issues, royalties, profits, rights and benefits and all Tenants’ security and other similar deposits derived with respect to the Leases and with respect to the Property, including, without limitation, all base and minimum rents, percentage rents, additional rents, payments in lieu of rent, expense contributions, Termination Amounts and other similar such payments (collectively referred to as “Income”), and the right to collect the same as they become due, it being the intention of the parties hereto to establish an absolute transfer and assignment of all of the Leases and the Income to Lender, and not just to create a security interest.

B.Although this Deed of Trust constitutes an absolute, present and current assignment of all Income, as long as no Event of Default on the part of Borrower shall have occurred, Lender shall not demand that such Income be paid directly to Lender, and Borrower shall have a license to collect, but not more than one (l) month prior to the due date thereof all such Income from the Property (including, without limitation, all rental payments under the Leases).

1.13Books, Records, Accounts and Monthly Reports.  Borrower shall keep and maintain, or shall cause to be kept and maintained, at Borrower’s cost and expense, proper and accurate books, records and accounts reflecting all items of income and expense in connection with the operation of the Property and in connection with any services, equipment, or furnishings provided in connection with the operation of the Property.  Lender and Lender’s agents, accountants and attorneys shall have the right from time to time at all times during normal business hours to examine such books, records and accounts at the office of Borrower or such other person or entity maintaining such books, records or accounts and to make copies or extracts thereof as Lender shall desire and to discuss Borrower’s affairs, finances and accounts with Borrower and with the officers and principals of Borrower, at such reasonable times as may be requested by Lender.  Borrower shall furnish to Lender annually within ninety (90) days after the end of each fiscal year (which, for Borrower is November 30th of each year), at Borrower’s expense, a cash basis statement of the operation of the Property for such fiscal year, prepared in accordance with consistently applied accounting principles, showing in detail all revenues derived from rents, profits and all other sources, and all expenses and disbursements made in connection with the Property, an annual balance sheet, profit and loss statement, and all supporting schedules covering the operation of the Property, together with a rent roll for the Property containing, at a minimum, the names of all tenants and guarantors of any Leases, the rentable square footage of each leased space, a schedule of past-due rents, dates of occupancy, the term of the Leases, base rents and base rents per rentable square foot, additional rent, rental concessions, security deposits, lease commissions outstanding, and renewal options under the Leases.  From and after Default Lender may require that any such statements shall be audited and/or prepared and certified by an independent certified public accountant selected or approved by Lender.  Borrower shall further provide Lender, on a quarterly basis, with such interim balance sheet and profit and loss statements on the operation of the Property and the financial condition of Borrower as Lender may reasonably require.  All of the foregoing financial statements shall fairly and accurately present the financial condition of the subject thereof as of the dates thereof and shall be certified by Borrower’s principal financial or accounting officer.  In the event that Borrower shall refuse or fail to furnish any statement as aforedescribed, or in the event such statement shall be inaccurate or false, or in the event of failure of Borrower to permit Lender or its representatives to inspect the Property or the said books and records, such acts of Borrower shall be a Default hereunder and Lender may proceed in accordance with the rights and remedies afforded it under the provisions hereof.  If any of the materials described in this paragraph that are required to be delivered to Lender is not timely delivered, Borrower shall promptly pay to Lender, as a late charge, the sum of $500.  In addition, Borrower shall promptly pay to Lender an additional late charge of $500 for each full month during which such item remains undelivered following written notice from Lender.  Borrower acknowledges that Lender will incur additional expenses as a result of any such late deliveries, which expenses would be impracticable to quantify, and that Borrower’s payments under this paragraph are a reasonable estimate of such expenses. Borrower shall cause any Guarantor to furnish to Lender financial statements (balance sheets, income statements, and cash flow statements) at the same time that Borrower’s financial statements are delivered to Lender.  Borrower shall cause any Guarantor to furnish copies of its tax returns to Lender.

1.14ERISA.   Notwithstanding any other provision in this Deed of Trust to the contrary, under no circumstances shall Borrower transfer any interest in the Property, directly or indirectly, to an employee benefit plan covered under Title I, Part 4 of the Employee Retirement Income Security Act of 1974 amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (“IRC”), unless prior to such transaction, Lender obtains written representations from the employee benefit plan and Borrower, satisfactory to Lender, that the employee benefit plan has an exemption from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the IRC which would apply to this loan if Lender is a “party in interest” or a “disqualified person” either at the time of such transaction or if Lender should become a “party in interest” or a “disqualified person” anytime thereafter during the term of this loan.

1.15Loan Purpose.  That the Loan secured by this Deed of Trust has been incurred and made solely for business purposes, such covenant and agreement having been made to induce Lender to make the Loan; and the proceeds of the Loan are being used entirely for such business purposes.

1.16Single Purpose Entity.

A.Borrower covenants and agrees that it has not and shall not:

[1]engage in any business or activity other than the acquisition, ownership, operation and maintenance of the Property, and activities incidental thereto;

[2]acquire or own any material asset other than (i) the Property, and (ii) such incidental personal property as may be necessary for the operation of the Property;

[3]merge into or consolidate with any person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case Lender’s consent;

[4]fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, or without the prior written consent of Lender, amend, modify, terminate or fail to comply with the provisions of Borrower’s Partnership Agreement, Articles or Certificate of Incorporation, Articles of Organization or Formation, Operating Agreement, Limited Liability Company Agreement or similar organizational documents, as the case may be;

[5]own any subsidiary or make any investment in or acquire the obligations or securities of any other person or entity without the consent of Lender;

[6]commingle its assets with the assets of any of its partner(s), members, shareholders, affiliates, or of any other person or entity or transfer any assets to any such person or entity other than distributions on account of equity interests in the Borrower permitted hereunder and properly accounted for;

[7]incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Indebtedness, except unsecured trade and operational debt incurred with trade creditors in the ordinary course of its business of owning and operating the Property that are due and payable within thirty (30) days after the date incurred in such amounts as are normal and reasonable under the circumstances, provided that such debt is not evidenced by a note and is paid when due and provided in any event the outstanding principal balance of such debt shall not exceed at any one time three percent (3%) of the outstanding Indebtedness;

[8]allow any person or entity to pay its debts and liabilities (except a Guarantor) or fail to pay its debts and liabilities solely from its own assets;

[9]fail to maintain its records, books of account and bank accounts separate and apart from those of the shareholders, partners, members, principals and affiliates of Borrower, the affiliates of a shareholder, partner or member of Borrower, and any other person or entity or fail to prepare and maintain its own balance sheet, profit and loss statement and statement of operation of its property;

[10]enter into any contract or agreement with any shareholder, partner, member, principal or affiliate of Borrower, any guarantor of all or a portion of the Indebtedness (a “Guarantor”) or any shareholder, partner, member, principal or affiliate thereof, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any shareholder, partner, member, principal or affiliate of Borrower or Guarantor, or any shareholder, partner, member, principal or affiliate thereof;

[11]seek dissolution or winding up in whole, or in part;

[12]fail to correct any known misunderstandings regarding the separate identity of Borrower;

[13]guarantee or become obligated for the debts of any other entity or person or hold itself out to be responsible or pledge its assets or creditworthiness for the debts of another person or entity or allow any person or entity to hold itself out to be responsible or pledge its assets or creditworthiness for the debts of the Borrower (except for a Guarantor);

[14]make any loans or advances to any third party, including any shareholder, partner, member, principal or affiliate of Borrower, or any shareholder, partner, member, principal or affiliate thereof;

[15]intentionally omitted;

[16]fail either to hold itself out to the public as a legal entity separate and distinct from any other entity or person or to conduct its business solely and hold its assets in its own name in order not (i) to mislead others as to the entity with which such other party is transacting business, or (ii) to suggest that Borrower is responsible for the debts of any third party (including any shareholder, partner, member, principal or affiliate of Borrower, or any shareholder, partner, member, principal or affiliate thereof);

[17]fail to allocate fairly and reasonably among Borrower and any third party (including, without limitation, any Guarantor) any overhead for common employees, shared office space or other overhead and administrative expenses;

[18]allow any person or entity to pay the salaries of its own employees, if any, or fail to maintain a sufficient number of employees for its contemplated business operations;

[19]fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

[20]file a voluntary petition or otherwise initiate proceedings to have the Borrower or any general partner or managing member adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Borrower or any general partner or managing member, or file a petition seeking or consenting to reorganization or relief of the Borrower or any general partner or managing member as debtor under any applicable federal or state law relating to bankruptcy, insolvency, or other relief for debtors with respect to the Borrower or any general partner or managing member;

or seek or consent to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of the Borrower or any general partner or managing member or of all or any substantial part of the properties and assets of the Borrower or any general partner or managing member, or make any general assignment for the benefit of creditors of the Borrower or any general partner or managing member, or admit in writing the inability of the Borrower or any general partner or managing member to pay its debts generally as they become due or declare or effect a moratorium on the Borrower or any general partner or managing member debt or take any action in furtherance of any such action;

[21]share any common logo with or hold itself out as or be considered as a department or division of (i) any shareholder, partner, principal, member or affiliate of Borrower, (ii) any affiliate of a shareholder, partner, principal, member or affiliate of Borrower, or (iii) any other person or entity or allow any person or entity to identify the Borrower as a department or division of that person or entity;

[22]conceal assets from any creditor, or enter into any transaction with the intent to hinder, delay or defraud creditors of the Borrower or the creditors of any other person or entity; or

[23]fail to provide in its (i) Articles of Organization, Certificate of Formation, Limited Liability Company Agreement and/or Operating Agreement, as applicable, if it is a limited liability company, (ii) Limited Partnership Agreement, if it is a limited partnership or (iii) Certificate of Incorporation, if it is a corporation, that for so long as the Loan is outstanding pursuant to the Note, this Deed of Trust and the other Loan Documents, it shall not file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors without the affirmative vote of all other partners/members/directors.

[24]fail to maintain its books, records, resolutions and agreements as official records;

[25]fail to observe all limited liability company and other organizational formalities; or

[26]maintain its assets in such a manner that will be costly or difficult to segregate, ascertain or identify its individual assets from those or any other person or entity.

1.17EDA.  Borrower covenants and warrants to Lender that the last tax year for which Borrower will receive any grants or other incentive payments pursuant to the EDA will be for the 2017 tax year, and Borrower agrees to comply with all terms and provisions set forth in the EDA in order to receive grants or other incentive payments associated with the payment of the 2017 tax bill.

Article 2.DEFAULT AND REMEDIES

2.1Events of Default.

A.As used in the Loan Documents, the term “Default” means the occurrence of any event that, with the giving of notice or the passage of time, or both, would be an Event of Default.  The occurrence of any one or more of the following events shall be, and shall constitute the commencement of, an “Event of Default” hereunder (any Event of Default that has occurred shall continue unless and until waived by Lender in writing in its sole discretion).  Each of the following shall constitute an Event of Default, without cure or grace period unless expressly otherwise provided herein:

[1]Payment.

(a)Failure by Borrower to pay the outstanding Indebtedness on or before the Final Maturity Date;

(b)Except for the final payment due on the Final Maturity Date, failure by Borrower to pay any installment of principal or interest under the Note or other indebtedness secured by this Deed of Trust or any other sum that may be due and payable under any of the Loan Documents, within ten (10) days from the date when due and payable  (provided that Lender shall have no obligation to give Borrower notice of any such failure);

[2]Transfer.  Any transfer under Paragraph 1.9 to which Lender shall not have first consented in writing;

[3]Condemnation Event.  An event shall occur which under the specific terms of Paragraph 1.5 shall give the Lender the option to accelerate the maturity of the Indebtedness.

[4]Other Non-Monetary Default.  Failure by Borrower duly to observe or perform any other term, covenant, condition or agreement of this Deed of Trust within thirty (30) days after written notice of such failure; provided, however, if such failure cannot be cured within such thirty (30) day period, then failure by Borrower to commence the curing thereof within such thirty (30) day period and diligently to prosecute such curing to completion within a reasonable time thereafter, not to exceed ninety  (90) additional days, provided, further, that the notice and grace period set forth in this subparagraph shall not apply to any other Event of Default expressly set forth in this Paragraph 2.1 or to any other Event of Default defined as such elsewhere in this Deed of Trust, in any other Loan Document or to any other covenant or condition with respect to which a grace period is expressly provided elsewhere;

[5]Misrepresentation.  The fact that any representation or warranty of Borrower contained in this Deed of Trust or of Borrower or any Guarantor in any other Loan Document proves to be untrue or misleading in any respect as of the time made;

[6]Default under other Loan Document.   The occurrence of any Event of Default under any of the other Loan Documents;

[7]Tax Lien. The filing of any federal tax lien against the Property;

[8]Bankruptcy.  The filing by Borrower, any general partner, manager, trustee or managing member of Borrower, or any endorser or guarantor of the Note, of a voluntary petition in bankruptcy pursuant to any federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors (referred to collectively as “Bankruptcy Law”) or the issuing of an order for relief against Borrower, any general partner, manager, trustee or managing member of Borrower or any endorser or guarantor of the Note under any such Bankruptcy Law, or the filing by Borrower, any general partner, manager, trustee or managing member of Borrower or any endorser or guarantor of the Note of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief for itself under any present or future Bankruptcy Law;

[9]Appointment of Receiver, Etc.  Borrower’s or any of its general partners, managers, trustees or managing members or any such endorser’s or guarantor’s seeking or consenting to or acquiescing in the appointment of any trustee, custodian, receiver, or liquidator of Borrower, any general partner, manager, trustee or managing member of Borrower, any such endorser or guarantor, or of all or any substantial part of the Property or of any or all of the income, rents, revenues, issues, earnings, profits or income thereof or of any other property or assets of Borrower, any general partner, manager, trustee or managing member of Borrower or of such endorser or guarantor; or the making by Borrower or any such endorser or guarantor of any general assignment for the benefit of creditors, or the admission in writing by Borrower or any such endorser or guarantor of its inability to pay its debts generally as they become due, or the commission by Borrower or any such endorser or guarantor of any act providing grounds for the entry of an order for relief under any Bankruptcy Law;

[10]Involuntary Bankruptcy.  Failure to cause the dismissal of any involuntary petition in bankruptcy brought against Borrower, any general partner, manager, trustee or managing member of Borrower or any endorser or guarantor of the Note within sixty  (60) calendar days after the same is filed but in any event prior to the entry of an order, judgment, or decree approving such petition;

[11]Waste.  The Property is subjected to actual or threatened waste, or all or any material part thereof is removed, demolished, or altered without the prior written consent of Lender;

[12]Dissolution.  Borrower, any general partner, manager, trustee or managing member of Borrower or any endorser or guarantor of the Note (if a business entity) is liquidated, dissolved, has its charter expires or is revoked, partitioned, terminated or expires, or Borrower any general partner, manager, trustee or managing member of Borrower or any endorser or guarantor of the Note (if an individual) dies;

[13]Guarantor.  Any guarantor shall contest, repudiate or purport to revoke any guaranty, indemnity agreement or other instrument which it has executed in connection with the Loan for any reason or if any such guaranty, indemnity or other instrument shall cease to be in full force and effect as to the guarantor or shall be judicially declared null and void as to the guarantor;

[14]Challenge to Lien.  The filing by any person or entity of any claim in any legal or equitable proceeding challenging the first priority lien of this Deed of Trust, including, without limitation, mechanic’s liens and any lien securing PACE Financing, subject only to the Permitted Exceptions;

[15]Property Management.  Without the prior written consent of Lender, Borrower enters into, or terminates or cancels any agreement pertaining to management of the Property; amends or modifies any such management agreement, or consents to any such amendment or modification, without Lender’s prior written consent, such consent not to be unreasonably withheld; or consents to any termination, cancellation, amendment or modification of any such management agreement;

[16]Default under other loan.  Default by Borrower under any other loan secured by a lien on any portion of the Property and the expiration of any applicable notice and/or cure period;

[17]Forfeiture.  The filing of any action under any federal or state law, which permits forfeiture of Borrower’s interest in the Property, including but not limited to, any indictment under the Racketeer Influence and Corrupt Organization Act of 1970 (RICO); or

[18]Single Purpose Status.  A Default in the performance of or a violation of any covenant or agreement set out in Paragraph 1.16 of this Deed of Trust.

2.2Acceleration of Maturity.  If an Event of Default shall have occurred, then the entire Indebtedness shall, at the option of Lender, become immediately due and payable without notice or demand, which are hereby expressly waived, time being of the essence of this Deed of Trust; and no omission on the part of Lender to exercise such option when entitled to do so shall be construed as a waiver of such right.

Lender’s Right to Enter and Take Possession, Operate and Apply Revenues.

A.If an Event of Default shall have occurred, Borrower upon demand of Lender, shall forthwith surrender to Lender the actual possession of the Property and if, and to the extent, permitted by law, Lender itself, or by such officers or agents as it may appoint, may enter and take possession of all the Property without the appointment of a receiver, or an application therefor, and may exclude Borrower and its respective agents and employees wholly therefrom, and may have joint access with Borrower to the books, papers and accounts of Borrower.

B.If Borrower shall for any reason fail to surrender or deliver the Property or any part thereof after such demand by Lender, Lender may obtain a judgment or decree conferring upon Lender the right to immediate possession or requiring Borrower to deliver immediate possession of the Property to Lender, to the entry of which judgment or decree Borrower hereby specifically consents.  Borrower will pay to Lender, upon demand, all expenses of obtaining such judgment or decree, including reasonable compensation to Lender, its attorneys and agents; and all such expenses and compensation shall, until paid, be secured by the lien of this Deed of Trust.

C.Upon every such entering upon or taking of possession, Lender may hold, store, use, operate, manage and control the Property and conduct the business thereof and, from time to time [i] make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property; [ii] insure or keep the Property insured; [iii] manage and operate the Property and exercise all the rights and powers of Borrower to the same extent as Borrower could in its own name or otherwise with respect to the same; [iv] enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Lender, all as Lender from time to time may determine to be in its best interest; and [v] perform all acts required of Borrower as lessor under any lease of all or any part of the Property, all as Lender may from time to time determine to be to its best advantage.  Lender may collect and receive all the income, rents, issues, profits and revenues from the Property, including those past due as well as those accruing thereafter, and, after deducting:  [A] all expenses of taking, holding, managing and operating the Property (including compensation for the services of all persons employed for such purposes); [B] the cost of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions; [C] the cost of such insurance; [D] such taxes, assessments and other similar charges as Lender may at its option pay; [E] other proper charges upon the Property or any part thereof; and [F] the compensation, expenses and disbursements of the attorneys and agents of Lender, Lender shall apply the remainder of the moneys and proceeds so received by Lender to the payment of principal and interest in whatever order or priority Lender may elect.  Anything in this Paragraph 2.3 to the contrary notwithstanding, Lender shall not be obligated to discharge or perform the duties of a landlord to any tenant or incur any liability as the result of any exercise by Lender of its rights under this Deed of Trust, and Lender shall be liable to account only for the rents, incomes, issues, profits, and revenues actually received by Lender.

D.For the purpose of carrying out the provisions of this Paragraph 2.3, to the extent permitted by applicable law, Borrower hereby irrevocably constitutes and appoints Lender the true and lawful attorney-in-fact of Borrower to do and perform, from time to time, any and all actions necessary and incidental to such purpose, and Borrower does, by these presents, ratify and confirm any and all actions of said attorney-in-fact.

E.In the event that all such interest, deposits and principal installments and other sums due under any of the terms, covenants, conditions and agreements of this Deed of Trust, shall have been paid and all Events of Default cured and satisfied, and as a result thereof, Lender surrenders possession of the Property to Borrower, the same right of taking possession shall exist if any subsequent Event of Default shall occur.

2.4Receiver.  If an Event of Default shall have occurred, Lender, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right without notice and without regard to the sufficiency or value of any security for the Indebtedness or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the Property and to collect and apply the income, rents, issues, profits, and revenues thereof.  The receiver shall have all of the rights and powers permitted under the laws of the state within which the Land is located.  Borrower shall pay to Lender upon demand all expenses, including receiver’s fees, Reasonable Attorneys’ Fees, costs, and agent’s compensation, incurred pursuant to the provisions of this Paragraph 2.4; and all such expenses shall be secured by this Deed of Trust and bear interest at the Default Rate.

2.5Enforcement.

A.If an Event of Default shall have occurred, Lender, at its option, may institute legal proceedings for the foreclosure of this Deed of Trust.

B.If a Default shall have occurred, Lender, at its option, may direct the Trustee to sell, pursuant to the power of sale herein granted, the Property to satisfy the Indebtedness secured hereby.  Such sale by Trustee pursuant to the conveyance to Trustee and the power of sale shall be conducted in accordance with applicable law with respect to notice, advertisement, sale procedures and payments of Trustees’ fees and expenses.

C.Lender shall have the right from time to time to enforce any legal or equitable remedy against Borrower, including, without limitation, suing for any sums, whether interest, principal or any installment of either or both, taxes, penalties or any other sums required to be paid under the terms of this Deed of Trust, as the same become due, without regard to whether or not all of the Indebtedness shall then be due, and without prejudice to the right of Lender thereafter to enforce any other remedy, including, without limitation, an action of foreclosure, whether or not such other remedy be based upon an Event Default which existed at the time of commencement of an earlier or pending action, and whether or not such other remedy be based upon the same Event of Default upon which an earlier or pending action is based.

2.6Purchase by Lender.  Upon any foreclosure sale or Trustee’s  sale, Lender may bid for and purchase the Property and shall be entitled to apply all or any part of the Indebtedness as a credit to the purchase price.

2.7Application of Proceeds of Sale.  In the event of a foreclosure or Trustee’s  sale of all or any portion of the Property, the proceeds of said sale shall be applied, in whatever order Lender in its sole discretion may decide, to the expenses of such sale and of all proceedings in connection therewith, including Reasonable Attorneys’ Fees, to insurance premiums, liens, assessments, taxes and charges, including utility charges, advanced by Lender, to payment of the outstanding principal balance of the Indebtedness, together with any Make Whole Payment, fees or charges herein or in the Note provided, or to the accrued interest on all of the foregoing, and finally the remainder, if any, shall be paid to Borrower.

2.8Borrower as Tenant Holding Over.  In the event of any such Trustee’s sale or foreclosure sale by Lender, Borrower shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

2.9Leases.  Lender, at its option, is authorized to foreclose this Deed of Trust or to direct Trustee to sell the Property subject to the rights of any tenants of the Property, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Borrower, a defense to any proceedings instituted by Lender to collect the Indebtedness.

2.10Discontinuance of Proceedings.  In case Lender shall have proceeded to enforce any right, power or remedy under this Deed of Trust by foreclosure, power of sale, entry or otherwise, and such proceeding shall have been withdrawn, discontinued or abandoned for any reason, or shall have been determined adversely to Lender, then in every such case [i] Borrower and Lender shall be restored to their former positions and rights, [ii] all rights, powers and remedies of Lender shall continue as if no such proceeding had been taken, [iii] each and every Default declared or occurring prior or subsequent to such withdrawal, discontinuance or abandonment shall be deemed to be a continuing Default, and [iv] neither this Deed of Trust, nor the Note, nor the Indebtedness, nor any other of the Loan Documents shall be or shall be deemed to have been released or otherwise affected by such withdrawal, discontinuance or abandonment; and Borrower hereby expressly waives the benefit of any statute or rule of law now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the above.

2.11No Reinstatement.  If an Event of Default under Paragraph 2.1A[1] shall have occurred and Lender shall have proceeded to enforce any right, power or remedy permitted hereunder, then a tender of payment by Borrower or by anyone on behalf of Borrower of the amount necessary to satisfy all sums due hereunder made at any time prior to foreclosure or Trustee’s sale, or the acceptance by Lender of any such payment so tendered, shall not constitute a reinstatement of the Note or this Deed of Trust.

2.12Remedies Cumulative.  No right, power or remedy conferred upon or reserved to Lender by this Deed of Trust or any other Loan Document is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

2.13Suits to Protect the Property.  Lender shall have the power [i] to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Property by any acts which may be unlawful or in violation of this Deed of Trust, [ii] to preserve or protect its interest in the Property and in the income, rents, issues, profits and revenues arising therefrom, and [iii] to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or be prejudicial to the interest of Lender.

2.14Lender May File Proofs of Claim.  In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Borrower, its creditors or its property, Lender, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Lender allowed in such proceedings for the entire amount of the Indebtedness at the date of the institution of such proceedings and for any additional amount of the Indebtedness after such date.

2.15Marshalling.  At any foreclosure or Trustee sale, the Property may, at Lender’s option, be offered for sale for one total price, and the proceeds of such sale accounted for in one account without distinction between the items of security or without assigning to them any proportion of such proceeds, Borrower hereby waiving the application of any doctrine of marshalling; and in the event Lender, at its option, elects to sell the Property or cause the Trustee to sell the Property in parts or parcels, said sales may be held from time to time, and this Deed of Trust shall not terminate until all of the Property not previously sold shall have been sold.

Borrower consents that the provisions of N.C. Gen. Stat §45-45.1 or any similar statute hereafter enacted in replacement or in substitution thereof shall be inapplicable to this Deed of Trust.

2.16Security Deposits.  If Borrower shall obtain from a tenant or subtenant of the Property, or a part thereof, a deposit to secure such tenant’s or subtenant’s obligations, such funds, following any Event of Default under this Deed of Trust, shall be deposited with Lender in an account maintained by Lender in its name; but any such deposit shall be returned to Borrower when required, by the terms of any such lease, sublease or occupancy agreement, to be paid over to the tenant or subtenant; and Borrower represents that the provisions of any applicable laws relating to security deposits have been satisfied with respect to each existing tenant, subtenant or occupant of the Property and agrees that they will be satisfied with respect to each new tenant, subtenant, or occupant of the Property; and Borrower will furnish details of such satisfaction from time to time upon the request of Lender in such detail as Lender may require.

2.17Waiver of Appraisement, Valuation, Impairment of Collateral, Etc.  Borrower agrees, to the full extent permitted by law, that in case of an Event of Default on the part of Borrower hereunder, neither Borrower nor anyone claiming through or under Borrower will set up, claim or seek to take advantage of any moratorium, reinstatement, forbearance, appraisement, valuation, stay, extension, homestead right, entitlement or exemption, or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust or the absolute sale of the Property or the delivery of possession thereof immediately after such sale to the purchaser at such sale, and Borrower, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets subject to the security interest of this Deed of Trust marshalled upon any foreclosure.  Borrower agrees that Lender may, at its discretion, and without the knowledge or consent of Borrower, release any guarantor of the Indebtedness or release any collateral for the Indebtedness, all without affecting the validity or priority of the lien of this Deed of Trust, and Borrower hereby expressly waives the right to assert any defense based upon such releases or upon any assertion that any such release has impaired Lender’s collateral.

2.18Waiver of Homestead.  Borrower hereby waives and renounces all homestead right, entitlement, and exemption provided for by the Constitution and the laws of the United States of America and of any state, in and to the Property as against the collection of the Indebtedness, or any part hereof.

Article 3.LIMITED EXCULPATION

3.1Limited Exculpation.  The provisions of Paragraph 14 of the Note are incorporated herein by this reference to the fullest extent as if the text of such paragraph was set forth in its entirety herein.

Article 4.MISCELLANEOUS PROVISIONS

4.1Successors and Assigns.  Subject to Paragraph 1.9 hereof, this Deed of Trust shall inure to the benefit of and be binding upon Borrower and Lender and their respective legal representatives, successors, and assigns.  Whenever a reference is made in this Deed of Trust to

Borrower or Lender, such reference shall be deemed to include a reference to the heirs, devisees, legal representatives, successors, and assigns of Borrower or Lender, whether so expressed or not.

4.2Terminology.  All personal pronouns used in this Deed of Trust whether used in the masculine, feminine, or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa.  Titles of Articles are for convenience only and neither limit nor amplify the provisions of this Deed of Trust itself and all references herein to Articles, Paragraphs, or Subparagraphs shall refer to the corresponding Articles, Paragraphs, or Subparagraphs of this Deed of Trust.

4.3Severability.  If any provision of this Deed of Trust or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Deed of Trust and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

4.4Applicable Law.  This Deed of Trust shall be interpreted, construed and enforced according to the laws of the state in which the Land is located.

4.5Notices, Demands, and Requests.  All notices, demands or requests provided for or permitted to be given pursuant to this Deed of Trust shall be in writing and shall be delivered in person or sent by registered or certified United States mail, postage prepaid, return receipt requested, or by overnight courier, to the addresses set out below or to such other addresses as are specified by no less than ten (10) days’ prior written notice delivered in accordance herewith:

If to Lender:                40/86 Mortgage Capital, Inc.

535 North College Drive

Carmel, IN  46032

Attn:  Mortgage Loan Servicing, Loan No. 1803.

If to Borrower:            Riverbend Concord Properties I LLC

c/o Griffin Industrial Realty, Inc.

204 West Newberry Road

Bloomfield, CT 06002

Attn: Anthony Galici, Vice President

with a copy to:            Griffin Industrial Realty, Inc.

641 Lexington Avenue, 26th Floor

New York, New York 10022

Attn: Michael Gamzon

and:                              Moore & Van Allen PLLC

100 North Tryon Street, Suite 4700

Charlotte, North Carolina 28202

Attn: Evan M. Bass, Esq.

All such notices, demands and requests shall be deemed effectively given and delivered three (3) days after the postmark date of mailing by first-class United States mail, the day after delivery to a nationally-recognized overnight courier or, if delivered personally, when received.  Rejection or other refusal to accept or the inability to deliver because of a changed address of which no notice was given in accordance with the time period provided herein, shall be deemed to be receipt of the notice, demand, or request sent.

4.6Consents and Approvals.  All approvals and consents hereunder shall be in writing and no approval or consent shall be deemed to have been given hereunder unless evidenced in a writing signed by the party from whom the approval or consent is sought.

4.7Waiver.  No delay or omission of Lender or of any holder of the Note to exercise any right, power or remedy accruing upon any Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Default, or acquiescence therein; and every right, power and remedy given by this Deed of Trust to Lender may be exercised from time to time and as often as may be deemed expedient by Lender.  No consent or waiver, express or implied, by Lender to or of any breach or Default by Borrower in the performance of the obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or Default in the performance of the same or any other obligations of Borrower hereunder.  Failure on the part of Lender to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Lender of its rights hereunder or impair any rights, powers or remedies consequent on any breach or Default by Borrower.  If Lender [i] grants forbearance or an extension of time for the payment of any sums secured hereby; [ii] takes other or additional security for the payment of any sums secured hereby; [iii] waives or does not exercise any right granted herein or in the Note; [iv] releases any part of the Property from the lien of this Deed of Trust or otherwise changes any of the terms, covenants, conditions or agreements of the Note or this Deed of Trust; [v] consents to the filing of any map, plat or replat affecting the Property; or [vi] makes or consents to any agreement subordinating the lien hereof, any such act or omission shall not release, discharge, modify, change or affect the original liability under the Note, this Deed of Trust or any other obligation of Borrower or any subsequent purchaser of the Property or any part thereof, or any maker, co-signer, endorser, surety or guarantor; nor shall any such act or omission preclude Lender from exercising any right, power or privilege herein granted or intended to be granted for any Default then made or of any subsequent Default.  In the event of the sale or transfer by operation of law or otherwise of all or any part of the Property, Lender, without notice, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Property or the Indebtedness, or with reference to any of the terms, covenants, conditions or agreements hereof as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings of Borrower.  In no event, however shall the provisions of this paragraph be construed in derogation of Paragraph 1.9 hereof.

4.8Assignment.  Borrower acknowledges that Lender and its successors and assigns may, without the necessity for consent by Borrower or Trustee, (a) sell this Deed of Trust, the Note and other Loan Documents to one or more investors as a whole loan, (b) participate the Loan to one or more investors, (c) deposit this Deed of Trust, the Note and other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets or (d) otherwise sell the Loan or interest therein to investors (the transactions referred to in clauses (a) through (d) are each hereinafter referred to as a “Secondary Market Transaction”).  Borrower shall, at its expense, cooperate in good faith with Lender in effecting any such Secondary

Market Transaction.  Borrower shall provide such information and documents relating to Borrower, Guarantor, if any, the Property, the Leases and the tenants under the Leases as Lender may reasonably request in connection with a Secondary Market Transaction.  Lender shall have the right to provide to prospective investors any information in its possession, including, without limitation, financial statements relating to Borrower, Guarantor, if any, the Property and the tenants under the Leases.

4.9Substitute Trustee.  The Trustee may resign by an instrument in writing addressed to Lender, or the Trustee may be removed at any time with or without cause by an instrument in writing executed by Lender.  In case of the death, resignation, removal or disqualification of the Trustee or if for any reason Lender shall deem it desirable to appoint a substitute or successor trustee to act instead of the herein named trustee or any substitute or successor trustee, then Lender shall have the right and is hereby authorized and empowered to appoint a successor trustee, or a substitute trustee, without other formality than appointment and designation in writing executed by Lender and the authority hereby conferred shall extend to the appointment of other successor and substitute trustees successively until the indebtedness secured hereby has been paid in full or until the Property is sold hereunder.  In the event the indebtedness secured hereby is owned by more than one person or entity, the holder or holders of not less than a majority in the amount of such indebtedness shall have the right and authority to make the appointment of a successor or substitute trustee provided for in the preceding sentence.  Such appointment and designation by Lender or by the holder or holders of not less than a majority of the indebtedness secured hereby shall be full evidence of the right and authority to make the same and of all facts therein recited.  If Lender is a corporation and such appointment is executed in its behalf by an officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation.  Upon the making of any such appointment and designation, all of the estate and title of the Trustee in the Property shall vest in the named successor or substitute trustee and he shall thereupon succeed to and shall hold, possess and execute all the rights, powers, privileges, immunities and duties herein conferred upon the Trustee; but nevertheless, upon the written request of Lender or of the successor or substitute trustee, the Trustee ceasing to act shall execute and deliver an instrument transferring to such successor or substitute trustee all of the estate and title in the Property of the Trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon the Trustee, and shall duly assign, transfer and deliver any of the properties and moneys held by said Trustee hereunder to said successor or substitute trustee.  All references herein to the Trustee shall be deemed to refer to the Trustee (including any successor or substitute trustee appointed and designated as herein provided) from time to time acting hereunder.  Borrower hereby ratifies and confirms any and all acts which the herein named Trustee or her successor or successors, substitute or substitutes, in this trust, shall do lawfully by virtue hereof.

4.10Indemnity of Trustee.  THE TRUSTEE SHALL NOT BE LIABLE FOR ANY ERROR OF JUDGMENT OR ACT DONE BY THE TRUSTEE IN GOOD FAITH, OR BE OTHERWISE RESPONSIBLE OR ACCOUNTABLE UNDER ANY CIRCUMSTANCES WHATSOEVER (INCLUDING THE TRUSTEE’S NEGLIGENCE), EXCEPT FOR THE TRUSTEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  The Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by her hereunder, believed by her in good faith to be genuine.  All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and the Trustee shall be under no liability for interest on any moneys received by her hereunder.  Borrower will reimburse the Trustee for, and indemnify and save her harmless against, any and all liability and expenses (including attorneys’ fees) which may be incurred by her in the performance of her duties hereunder.  The foregoing indemnity shall not terminate upon release, foreclosure or other termination of this Deed of Trust.

4.10Time of the Essence.  TIME IS OF THE ESSENCE with respect to each and every covenant, agreement, and obligation of Borrower under this Deed of Trust, the Note and any and all other Loan Documents.

4.11Reasonable Attorneys’ Fees.  The meaning of the terms “legal fees” or “Reasonable Attorneys’ Fees” or any other reference to the fees of attorneys or counsel, wherever used in this Deed of Trust, shall mean fees charged by attorneys selected by Lender and based upon such attorneys’ then prevailing hourly rates as opposed to any statutory presumption.  Reasonable Attorneys’ Fees shall be deemed to include, without limitation, all legal fees relating to litigation or appeals at any and all levels of courts and administrative tribunals.

4.12Covenants Run With the Land.  All of the grants, covenants, terms, provisions and conditions herein contained shall run with the land and shall apply to, bind and inure to the benefit of, the successors and assigns of Borrower and Lender.

4.13Replacement of Note.  Upon receipt of evidence reasonably satisfactory to Borrower of the loss, theft, destruction or mutilation of the Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Borrower or, in the case of any such mutilation, upon surrender and cancellation of the Note, Borrower will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the Note and dated as of the date of the Note and upon such execution and delivery all references in this Deed of Trust to the Note shall be deemed to refer to such replacement Note.

4.14Further Assurances; After-Acquired Property.  At any time, and from time to time, at Borrower’s expense and upon request by Lender, Borrower shall make, execute and deliver or cause to be made, executed and delivered, to Lender and, where appropriate, cause to be recorded and/or filed and from time to time thereafter to be re-recorded and/or refilled at such time and in such offices and places as shall be deemed desirable by Lender, any and all such other and further deeds to secure debt, mortgages, deeds of trust, security agreements, financing statements, continuation statements, instruments of further assurances, certificates and other documents as may, in the opinion of Lender, be necessary or desirable in order to effectuate, complete or perfect, or to continue and preserve, [i] the obligations of Borrower described in the Note and under this Deed of Trust and [ii] the lien of this Deed of Trust as a first and prior lien upon and security interest in and to all of the Property, whether now owned or hereafter acquired by Borrower, subject only to the Permitted Exceptions.  Upon any failure by Borrower so to do, Lender may make, execute, record, file, re-record and/or refile any and all such deeds to secure debt, mortgages, deeds of trust, security agreement, financing statements, continuation statements, instruments, certificates and documents for and in the name of Borrower, and Borrower hereby irrevocably appoints Lender the agent and attorney-in-fact of Borrower so to do.  The lien and security interest hereof shall automatically attach, without further act, to all after-acquired property attached to and/or used in the operation of the Property or any part thereof, to the extent permitted by law.

 [Signatures contained on next page.]

IN WITNESS WHEREOF, Borrower has executed, sealed and delivered this Deed of Trust the day, month, and year first above written.

BORROWER:

riverbend concord properties i LLC,
a North Carolina limited liability company

By:	Griffin Industrial, LLC
a Connecticut limited liability company
its Sole Member

By:	/s/ MICHAEL GAMZON
Michael Gamzon, President

STATE OF New York	)
	)	ss
COUNTY OF New York	)

The foregoing instrument was acknowledged before me this 25th day of August, 2017, by Michael Gamzon, as the President of Griffin Industrial, LLC, a Connecticut limited liability company, the Sole Member of Riverbend Concord Properties I LLC, a North Carolina limited liability company, on behalf of the company.

(Official Seal)	/s/ THERESA GORDON
Notary Public

Print name of Notary Public: Theresa Gordon

My Commission Expires: August 23, 2021

EXHIBIT A

DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT

LEGAL DESCRIPTION

LYING AND BEING SITUATE IN CABARRUS COUNTY, NORTH CAROLINA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEING ALL OF THAT CERTAIN 17.9145 ACRE PARCEL, AS SHOWN ON PLAT ENTITLED “INTERNATIONAL DRIVE AT POPLAR TENT ROAD – CH REALTY V1 – TCA/I CHARLOTTE INTERNATIONAL, LLC (OWNER)” RECORDED IN PLAT BOOK 67 AT PAGE 63, IN THE OFFICE OF THE REGISTER OF DEEDS OF CABARRUS COUNTY, NORTH CAROLINA

LESS AND EXCEPT THE LAND CONVEYED BY NORTH CAROLINA GENERAL WARRANTY DEED RECORDED IN BOOK 1950 AT PAGE 165, IN THE OFFICE OF THE REGISTER OF DEEDS OF CABARRUS COUNTY, NORTH CAROLINA

EXHIBIT B

DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT

PERMITTED EXCEPTIONS

1.The lien of ad valorem real estate taxes assessed against the Property but not yet due and payable (but expressly excluding any lien secured by PACE Financing), provided the same are paid as required under this Deed of Trust.

2.Rights of tenants, as tenants only, under Leases of the Property permitted under this Deed of Trust and the other Loan Documents.

3.Matters shown as exceptions on the loan policy of title insurance issued in favor of Lender insuring the lien of this Deed of Trust.